EXHIBIT 11.1

                           OPINION REGARDING LEGALITY

                      DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

Daniel W. Carr                                         Fay M. Matsukage*
John J. Coates                                         Adam P. Stapen
Kevin M. Coates                                        Jon Stonbraker
H. Alan Dill                                           Craig A. Stoner
Robert A. Dill                                         Felicity R. Tompkins
Thomas M. Dunn                                         Patrick D. Tooley
John A. Hutchings                                           __________
Stephen M. Lee                                         * Also licensed in Nevada



April 11, 2003


Brinx Resources Ltd.
4519 Woodgreen Drive
West Vancouver, BC V7S 2T8 Canada

RE:      REGISTRATION STATEMENT ON FORM SB-1

Ladies and Gentlemen:

We have examined Amendment No. 1 to the Registration Statement on Form SB-1 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,500,000 shares of common stock, par value $0.001 per share (the "Shares") of Brinx Resources Ltd. All of the Shares are issued and outstanding and may be offered for sale for the benefit of the selling stockholder named in the Registration Statement. We understand that the Shares are to be sold at a price of $0.003 per share during a specified offering period.

We have also examined the proceedings taken by you in connection with the issuance of the Shares.

On the basis of such examination, we are of the opinion that the Shares have been validly authorized and issued as fully paid and nonassessable shares of common stock of Brinx Resources Ltd. This opinion is based upon the laws of the State of Nevada.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, in the section captioned "Legal Matters."

Sincerely,

/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.



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